UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

TRX, INC.

(Exact Name Of Registrant As Specified In Charter)

Georgia	000-51478	58-2502748
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2970 Clairmont Road, Suite 300

Atlanta, Georgia 30329

(Address of principal executive offices, including zip code)

(404) 929-6100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On November 9, 2010, TRX, Inc. (“TRX”) entered into the Third Amendment to Credit Agreement effective November 5, 2010 by and between TRX and Atlantic Capital Bank (“ACB”) (the “Amendment”), further amending the Credit Agreement between TRX and ACB, dated May 30, 2008 and amended on December 3, 2008 and October 19, 2009 (the “Credit Agreement”).

The Amendment extends the maturity date to June 30, 2012. The Amendment also maintains BCD Holdings N.V. (“BCD”), the parent of our majority shareholder, as a guarantor to the Credit Agreement. There were no changes to financial or other covenants from the existing Credit Agreement, and we will continue to pay BCD a guarantee fee of 250-350 basis points, depending on borrowing levels under the Credit Agreement.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the TRX’s entry into the Third Amendment to Credit Agreement provided under Item 1.01 above, is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated November 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRX, INC.
(Registrant)

Date: November 10, 2010	/s/ David D. Cathcart
David D. Cathcart
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 10, 2010.